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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment Number 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-63929) of our report dated January 20, 1998 included in Frontier Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ MOSS ADAMS LLP
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MOSS ADAMS LLP

Everett, Washington
January 11, 1999